Exhibit 99.1

Helicos BioSciences Announces New CFO

CAMBRIDGE, Mass., May 1, 2008 (BUSINESS WIRE) — Helicos BioSciences Corporation (NASDAQ: HLCS) announced the addition of Stephen P. Hall as Senior Vice President and Chief Financial Officer.

“Steve Hall’s accomplishments and track record suits our needs extremely well,” said Steve Lombardi, Helicos President and Chief Operating Officer. “His success in the life sciences and his public company CFO experience means he will be able to provide Helicos with exceptional financial and business leadership. I am excited to have him join our management team and personally look forward to the opportunity to work with him as we grow the business.”

Most recently, Steve Hall served as Senior Vice President and Chief Financial Officer of TriPath Imaging, Inc., a publicly traded cancer diagnostics company acquired by Becton Dickinson in December of 2006.  Hall and the TriPath Imaging team achieved profitability and drove annualized revenues to over $100 million at the time of the Becton Dickinson acquisition.

After the successful merger of TriPath Imaging, Steve Hall co-managed post merger transition activities and processes. Hall, a certified public accountant, began his professional career with Peat, Marwick, Mitchell & Co., in Chicago, IL and has over nine year’s commercial banking experience as well. He received his AB degree from Harvard College and MBA from Stanford University’s Graduate School of Business.

“Based on my experience in diagnostics, I am excited about the role Helicos’ technology can play in translating the knowledge of the genome into research and diagnostic value,” said Hall. “I am thrilled to be joining such a dynamic team.”

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets.  Helicos’ proprietary True Single Molecule Sequencing, tSMSTM, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible.  Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine.  The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, the prospective value of Stephen P. Hall’s experience and expertise to Helicos and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully scale the manufacturing process and commercialize the HeliScope system; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our HeliScope system; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our HeliScope system; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations Contact:

Helicos BioSciences Corporation

Justine Alonzo

617-264-1822

InvestorRelations@helicosbio.com

or

Media Contact:

Racepoint Group

Sally Bain

781-487-4647

sbain@racepointgroup.com